Exhibit 3.1.2

                                    E-Filed

                                            Colorado Secretary of State
                                            Date and Time:  11/09/2005  03:58 PM
                                            Entity Id:  20001144259
                                            Document number:  20051420293
Document processing fee
 If document is filed on paper           $125.00
 If document is filed electronically     $ 50.00
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 are subject to change.
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                                                Above space for office use only

                             Articles of Amendment
         filed pursuant to ss.7-90-301, et seq. and ss. 7-110-106 of the
                       Colorado Revised Statutes (C.R.S.)

ID Number:                              20001144259
                                        ----------------------------------------

1.  Entity name:                        ASPENBIO, INC.
                                        ----------------------------------------
                                        If changing the name of the corporation, indicate name BEFORE he name change)

2.  New Entity name:                    AspenBio Pharma, Inc.
                                        ----------------------------------------

3.  Use of Restricted Words: (if any of these
    terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):
                              [ ] "bank" or "trust" or any derivative thereof
                              [ ] "credit union"     [ ] "savings and loan"
                              [ ] "insurance", "casualty", "mutual", or "surety"


4.  Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.  If the corporation's period of duration
    as amended is less than perpetual, state
    the date on which the period of duration
    expires:                                    -------------------------------
                                                      (mm/dd/yyyy)

    OR

    If the corporation's period of duration as amended is perpetual,
    mark this box:   [X]

7.  (Optional)  Delayed effective date:
                                        ----------------------
                                           (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.


Name(s) and address(es) of the
individual(s) causing the document
to be delivered for filing:          Mehringer       Theresa         M
                                     -------------------------------------------
                                     (Last)          (First)      (Middle)

                                     6400 S. Fiddlers Green Circle
                                     -------------------------------------------
                                     (Street name and number or P.O. information

                                     Suite 1030
                                     -------------------------------------------

                                     Englewood         CO            80111
                                     -------------------------------------------
                                      (City)        (State)        (Zip code)

                                     -------------------------------------------
                                     (Province-if applicable)(Country-if not US)


(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals)

Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.





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NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed Consequently, no copy of a paper document is available regarding this document. Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.


Click the following links to view attachments

Attachment 1
------------
Addendum




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                                    ADDENDUM
                                       TO
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 ASPENBIO, INC.


     1. The first sentence of ARTICLE THIRD (1) is amended to read as follows:

     THIRD: (1) The aggregate number of shares which the corporation shall have authority to issue is 60,000,000 shares of common stock.

     2. A new paragraph (1) c. is added to ARTICLE THIRD, as follows:

     THIRD: (1) c. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.